Residents of Pennsylvania must use a special application. See your broker for details.
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THE AMERICAN LEGACY                             Lincoln National Life
Variable Annuity Application                    Insurance Company
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INSTRUCTIONS FOR COMPLETING FORM--Please type or print in permanent black ink.
This form will be photocopied. Make checks payable to Lincoln National Life Insurance Co. Send check and application to either your Broker/Dealer's home office or directly to Lincoln National Life Insurance Company, P.O. Box 2348, 1300 South Clinton St., Fort Wayne, IN 46801.
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1. ANNUITANT (If no Contract Owner is specified in Box 2 below, the Annuitant will be the Contract Owner.)

Name___________________________________________________________________________
     Print full name, if no middle name, use NMN.

Address________________________________________________________________________
       Street

       ________________________________________________________________________
       City                             State                   Zip

Phone___________________________________________________________________________


Date of Birth__________________________________________________ Age:____________
                 Mo.            Day             Year

Sex   [_] Male    [_] Female         Soc. Sec. No.______________________________
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2. CONTRACT OWNER (Complete ONLY if different from Annuitant.)

Name___________________________________________________________________________
     Print full name, if no middle name, use NMN.

Address________________________________________________________________________
       Street

       ________________________________________________________________________
       City                             State                   Zip

Phone___________________________________________________________________________


Date of Birth__________________________________________________ Age:____________
                 Mo.            Day             Year

Sex   [_] Male    [_] Female         Soc. Sec. No.______________________________
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3. BENEFICIARY  (MUST be completed. See instructions on reverse side.)

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4. TYPE OF PLAN
[_] Nonqualified
[_] Qualified (Indicate type below.)
    [_] IRA (circle one):  Regular    Rollover    Transfer
    [_] Self-Employed Retirement Plan (Keogh-type)
                        (Please attach phototype agreement.)
    [_] Simplified Employee Pension IRA (Established by Employer)
                        (Please attach prototype agreement.)
    [_] Sec. 401 Corporate Plan________________________________________________
    [_] Sec. 457 Deferred Compensation Plan
    [_] _______________________________________________________________________
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5. PURCHASE PAYMENTS
The minimum initial payment is $1,500 for nonqualified contracts and $300 for qualified contracts. The minimum subsequent payment for all contracts is $25.

Initial Premium Payment. An initial payment of $__________________ is attached. Premium to be allocated to the _________________ calendar year.
Periodic Purchase Payments           [_] Annually            [_] Semi-annually
[_] Quarterly         [_] Monthly     [_] Semi-monthly       [_] Biweekly

Amount $________________________________ Start Date:___________________________

Note: If you wish to establish an Automatic Bank Draft for future payments please attach a bank authorization card and a voided check.
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6. ALLOCATION OF PURCHASE PAYMENTS
(Use whole percentages.)
_______% Variable Growth Fund
_______% Variable Growth-Income Fund
_______% Variable High-Yield Bond Fund
_______% Variable U.S. Govt. Guaranteed/AAA-Rated Securities Fund
_______% Variable Cash Management Fund
_______% The Fixed Account
100    % (If no allocations are indicated, the total Purchase Payment will be
------- allocated to the Variable Cash Management Fund pending instructions from Owner.)
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7. DOLLAR COST AVERAGING OPTION
Please dollar cost average from the (check one):
[_] Fixed Account     [_] Cash Management Fund
(Use whole percentages)
_______% into the Growth Fund
_______% into the Growth-Income Fund
_______% into the High-Yield Bond Fund
_______% into the U.S. Govt. Guaranteed/AAA-Rated Securities Fund over the period checked:

[_] 12 months           [_] 24 months           [_] 36 months
    ($10,000 minimum)       ($25,000 minimum)       ($25,000 minimum)
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8. TELEPHONE TRANSFER AUTHORIZATION
[_] I hereby authorize and direct Lincoln National Life Insurance Company to accept telephone instructions from any person who can furnish proper identification to exchange units from subaccount to subaccount and/or change the allocation of future deposits. Neither LNLIC, American Funds Distributors, Inc. nor any of their affiliates nor any fund managed by such affiliates is liable for any losses arising from such instructions.
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9. AUTOMATIC WITHDRAWAL OPTION
(Available only after age 59 1/2)
Amount of distribution _________________% (no more than 9% /year of total purchase payments)
Check one:    [_] Quarterly     [_] Semi-annually       [_] Annually

Commence payments_______________________________________________________________
                                            (Date)
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10. REPLACEMENT
Will the proposed contract replace any existing annuity or insurance contract?
     [_] No      [_] Yes (List company name, plan and year issued.)

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11. STATEMENT OF ANNUITANT & CONTRACT OWNER-APPLICANT
All statements in this Application are true to the best of our knowledge and belief. We agree that this Application shall be a part of the annuity contract. We hereby verify our understanding that all payments and values provided by the contract, when based on investment experience of a fund series, are variable and not guaranteed as to dollar amount. We acknowledge receipt of current prospectuses for THE AMERICAN LEGACY and AMERICAN VARIABLE INSURANCE SERIES.

Signed at_______________________________________________________________________
                                        (City)

_________________________________________on_____________________________________
              (State)                                 (Date)

Under penalty of perjury, I (the Owner) certify that my Social Security (or taxpayer I.D.) number is correct as it appears in this Application.

Signature of Annuitant_________________________________________________________

Signature of Owner_____________________________________________________________

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12. STATEMENT OF AGENT

The Agent hereby certifies he/she witnessed the signature(s) in Box 11 and that his/her answer to the question below is true to the best of his/her knowledge and belief.
Agent: Will this contract replace or change any other life insurance or annuity in this or any other company?
               [_] No      [_] Yes      If yes, please give details in Box 13.

Signature of Agent_____________________________________________________________
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13. INSURANCE IN FORCE (For Agent only)

If Agent's answer in Box 12 is yes (in New Jersey, if either yes or no), please list below the insurance in force on the life of the Proposed Annuitant.

                                                                                             Accidental
               Company Name               Year Issued               Amount                      Death
-------------------------------------------------------------------------------------------------------------
1.___________________________________________________________________________________________________________

2.___________________________________________________________________________________________________________

3.___________________________________________________________________________________________________________

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14. AGENT INFORMATION (Please type or print)

Agent's Name_________________________________________Agent's Code_______________

General Agent________________________________ LNLIC Performance Code Q__________

Branch Office Address___________________________________________________________
                                          (Street)

                     ___________________________________________________________
                             (City)                   (State)          (Zip)

Agent's Phone No. (   )

                  ______________________________________________________________
Broker/Dealer___________________________________________________________________
               (Name)                        (City)                (State)
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15. ENDORSEMENT (For LNLIC office use only) No change shall be made in the amount of insurance, Issue Age, Plan of Insurance or any Benefits applied for by such endorsement without prior written approval by the Applicant.


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BENEFICIARY INSTRUCTIONS

1. The full name, age, relationship to the Annuitant and address of each beneficiary should be shown.
2. A married woman should indicate her own given name, not that of her husband.
   Example: Mary N. Jones, not Mrs. John B. Jones
3. Listed below are the most common types of beneficiary designations.

IF THE BENEFICIARY WORDING DESIRED IS NOT INDICATED BELOW, PLEASE CONTACT LINCOLN NATIONAL LIFE INSURANCE COMPANY FOR ASSISTANCE.

Designation                                                     Proper Wording
ONE BENEFICIARY                                                 Jane Doe, wife of the Annuitant.

TWO BENEFICIARIES                                               John Doe, father of the Annuitant, and
                                                                Anna Doe, mother of the Annuitant,
                                                                equally, or to the survivor.

ONE PRIMARY AND ONE CONTINGENT BENEFICIARY                      Jane Doe, wife of the Annuitant,
                                                                if living; otherwise Richard
                                                                Doe, son of the Annuitant.

ONE PRIMARY AND TWO OR MORE CONTINGENT BENEFICIARIES            Jane Doe, wife of the Annuitant,
                                                                if living; otherwise Richard
                                                                Doe, Mary Doe, and Robert Doe,
                                                                children of the Annuitant, or the
                                                                survivors, equally, or the survivor.

ONE PRIMARY AND UNNAMED CHILDREN AS                             Jane Doe, wife of the Annuitant, if
CONTINGENT BENEFICIARIES (EXCEPT ADOPTED                        living; otherwise the children
CHILDREN)                                                       born of the marriage of the
                                                                Annuitant and said wife, or the
                                                                survivors, equally, or the survivor.

ONE PRIMARY AND ONE OR MORE CHILDREN                            Jane Doe, wife of the Annuitant, if
INCLUDING LEGALLY ADOPTED CHILDREN AS                           living; otherwise any children born
CONTINGENT BENEFICIARIES                                        of the marriage of or legally adopted
                                                                by the Annuitant and said wife,
                                                                or the survivors, equally, or
                                                                the survivor.

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Lincoln National Life Insurance Company, P.O. Box 2348, 1300 South Clinton St.,
Fort Wayne, IN 46801